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                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT

                                                                  April __, 2000

FLEETBOSTON ROBERTSON STEPHENS INC.
PACIFIC GROWTH EQUITIES, INC.
CHASE SECURITIES INC.
ING BARINGS LLC
LAZARD FRERES & CO. LLC
   As Representatives of the several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California  94104

Ladies and Gentlemen:

         INTRODUCTORY. Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in SCHEDULE A (the "Underwriters") an aggregate of 2,500,000 shares (the "Firm Shares") of its Common Stock, par value $.001 per share (the "Common Shares"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 375,000 Common Shares (the "Option Shares") as provided in
Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares." FleetBoston Robertson Stephens Inc. ("Robertson Stephens"), Pacific Growth Equities, Inc., Chase Securities Inc., ING Barings LLC and Lazard Freres & Co. LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-32186), which contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares. Each such prospectus, subject to completion, used in connection with such public offering is called a "preliminary prospectus." Such registration statement, as amended, including the financial statements and exhibits thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 434 under the Securities Act or to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus,


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the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Company hereby confirms its agreements with the Underwriters as follows:

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

                  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as amended or supplemented, as of its date, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the thirtieth day of the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

         (b) EXCHANGE ACT COMPLIANCE. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the



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Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) EXCHANGE ACT REPORTS FILED. The Company has filed all reports required to be filed pursuant to the Securities Act and the Exchange Act.

         (d) CONDITIONS FOR USE OF FORM S-3. The Company has satisfied the conditions for the use of Form S-3, as set forth in the general instructions thereto, with respect to the Registration Statement.

         (e) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company has delivered to the Representatives five complete conformed copies of the Registration Statement (including each consent and certificate of experts filed as a part thereof), and conformed copies of the Registration Statement (without exhibits) and copies of preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

         (f) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (g) UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (h) AUTHORIZATION OF THE SHARES. The Shares have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (i) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (j) NO MATERIAL ADVERSE CHANGE. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that reasonably might be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such



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change or effect, where the context so requires, is called a "Material Adverse
Change" or a "Material Adverse Effect"); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

         (k) INDEPENDENT ACCOUNTANTS. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent certified public accountants as required by the Securities Act and the Exchange Act.

         (l) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly in all material respects the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements and no supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Summary--Summary Financial Data," "Selected Financial Data" and "Capitalization" fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

         (m) COMPANY'S ACCOUNTING SYSTEM. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (n) SUBSIDIARIES OF THE COMPANY. The Company has no subsidiaries.

         (o) INCORPORATION AND GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

         (p) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization," other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus. The Common Shares, including the Shares, conform in all material respects to



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the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (q) STOCK EXCHANGE LISTING. The Shares are registered pursuant to
Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

         (r) NO CONSENTS, APPROVALS OR AUTHORIZATIONS REQUIRED. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus, (ii) by the NASD and (iii) by the federal and provincial laws of Canada.

         (s) NON-CONTRAVENTION OF EXISTING INSTRUMENTS AGREEMENTS. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

         (t) NO DEFAULTS OR VIOLATIONS. The Company is not in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except any such violation or default that would not, singly or in the aggregate, result in a Material Adverse Change.



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         (u) NO ACTIONS, SUITS OR PROCEEDINGS. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that reasonably might be expected to (i) have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) result in a Material Adverse Effect.

         (v) ALL NECESSARY PERMITS, ETC. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct its business. The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (w) TITLE TO PROPERTIES. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

         (x) TAX LAW COMPLIANCE. The Company has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

         (y) INTELLECTUAL PROPERTY RIGHTS. The Company owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights that are necessary to conduct its businesses as described in the Registration Statement and Prospectus. The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others by the Company with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Change. The Company does not in the conduct of its business as now or



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proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party, known to the Company, which infringement or conflict is reasonably likely to result in a Material Adverse Change.

         (z) Y2K. There are no Y2K issues related to the Company that (i) are of a character required to be described or referred to in the Registration Statement or the Prospectus by the Securities Act or by the Exchange Act that have not been accurately described in the Registration Statement or the Prospectus or (ii) reasonably might be expected to result in any Material Adverse Change or might materially affect its properties, assets or rights.

         (aa) NO TRANSFER TAXES OR OTHER FEES. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale of the Shares.

         (bb) COMPANY NOT AN "INVESTMENT COMPANY." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (cc) INSURANCE. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business, including policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors' and officers' liability. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company has not been denied any insurance coverage that it has sought or for which it has applied.

         (dd) LABOR MATTERS. To the knowledge of the Company, no labor disturbance by the employees of the Company exists or is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or manufacturers that reasonably might be expected to result in a Material Adverse Change.

         (ee) NO PRICE STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to or that reasonably might be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (ff) LOCK-UP AGREEMENTS. Each officer and director of the Company and each beneficial owner of ten or more percent of the outstanding issued share capital of the Company has signed an agreement substantially in the form attached hereto as EXHIBIT A (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements. The Company hereby represents and



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warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Robertson Stephens

         (gg) RELATED PARTY TRANSACTIONS. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

         (hh) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither the Company nor, to the knowledge of the Company, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of a character required to be disclosed in the Prospectus.

         (ii) ERISA COMPLIANCE. The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA) that reasonably might be expected to result in a Material Adverse Change. Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under
Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

         Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE SHARES.

         (a) THE FIRM SHARES. The Company agrees to issue and sell to the several Underwriters the Firm Shares subject to and upon the terms and conditions herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on SCHEDULE A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $___ per share.



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         (b) THE FIRST CLOSING DATE. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 9 A.M. Boston time, at the offices of Bingham Dana LLP (or at such other place as may be agreed upon between the Representatives and the Company), (i) on the fourth full business day following the day that this Agreement is executed and delivered or (ii) at such other time and date not later that seven full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "Closing Date;" PROVIDED, HOWEVER, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Sections 2(g) and 3(e) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later that two full business days following delivery of copies of the Prospectus to the Representatives.

         (c) THE OPTION SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 375,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on SCHEDULE A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) PUBLIC OFFERING OF THE SHARES. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

         (e) PAYMENT FOR THE SHARES. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Robertson Stephens, individually and not as a Representative, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be,



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for the account of such Underwriter, but any such payment shall not relieve such
Underwriter from any of its obligations under this Agreement.

         (f) DELIVERY OF THE SHARES. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters and the Company.

         (g) DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12 noon, Boston time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 3. COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter as follows:

         (a) REGISTRATION STATEMENT MATTERS. The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or that is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

         (b) SECURITIES ACT COMPLIANCE. The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (c) BLUE SKY COMPLIANCE. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, PROVIDED the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

         (d) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (e) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus and any amendments and supplements thereto, including any documents incorporated or deemed incorporated by reference therein, as the Representatives may request.

         (f) INSURANCE. The Company shall (i) have or obtain directors' and officers' liability insurance in the minimum amount of $10,000,000 that shall apply to the offering of the Shares contemplated hereby and (ii) cause Robertson Stephens to be added to such policy so that up to $500,000 of its expenses pursuant to Section 7(a) shall be paid directly by such insurer.

         (g) NOTICE OF SUBSEQUENT EVENTS. If at any time during the ninety-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (h) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (i) TRANSFER AGENT. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Shares.

         (j) EARNINGS STATEMENT. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act.

         (k) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

         (l) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. The Company will not, without the prior written consent of Robertson Stephens, for a period of 90 days following the date of the Prospectus, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction that is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; PROVIDED, HOWEVER, that the Company may (i) issue and sell Common Shares pursuant to any director or employee stock option plan or stock purchase plan of the Company in effect at the date of the Prospectus and described in the Prospectus and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Shares and (ii) the Company may issue Common Shares issuable upon the exercise of options and warrants outstanding at the date of the Prospectus and described in the Prospectus.

         (m) FUTURE REPORTS TO THE REPRESENTATIVES. During the period of five years hereafter, the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (n) EXCHANGE ACT COMPLIANCE. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

         SECTION 4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM THE NASD. The Registration Statement shall have become effective prior to the execution of this Agreement; no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of counsel for the Underwriters; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements of the offering of the Shares.

         (b) CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to counsel for the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

         (c) NO MATERIAL ADVERSE CHANGE. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or the Prospectus that, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

         (d) OPINION OF COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Bingham Dana LLP, counsel for the Company substantially in the form of EXHIBIT B attached hereto, dated the First Closing Date, or the Second Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters. Counsel rendering the opinion contained in EXHIBIT B may rely as to questions of law not involving the laws of the United States, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives, and to counsel for the Underwriters.

         (e) OPINIONS OF PATENT COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of each of Fish & Neave, Hamilton, Brook, Smith & Reynolds, P.C., Wolf, Greenfield & Sacks, P.C., patent counsel for the Company, each substantially in the form of EXHIBIT C attached hereto.

         (f) OPINION OF REGULATORY COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Hogan & Hartson L.L.P. to the effect that the statements in the Prospectus under the captions "Risk Factors-If we do not obtain regulatory approvals, we will not be able to market daptomycin or any future drug candidates," "Risk Factors-If we fail to comply with extensive regulations after any regulatory approval of a drug product or if a regulatory authority withdraws its approval of a drug product, we may be forced to suspend the sale of the product" and "Business-Government Regulation," insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized in such sections of the Prospectus.

         (g) OPINION OF COUNSEL FOR THE UNDERWRITERS. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Hale and Dorr LLP, substantially in the form of EXHIBIT D hereto. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

         (h) ACCOUNTANTS' COMFORT LETTER. You shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from PricewaterhouseCoopers LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or the Prospectus that, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from PricewaterhouseCoopers LLP shall be addressed to the Underwriters in form and substance satisfactory to the Underwriters, shall represent that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act, shall set forth their opinion with respect to their examination of the balance sheets of the Company as of December 31, 1998 and 1999 and related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, 1998 and 1999, and shall address other matters agreed upon by PricewaterhouseCoopers LLP and you.

         (i) OFFICERS' CERTIFICATE. You shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chairman of the Board, Chief Executive Officer and President and the Vice President and Chief Financial Officer of the Company, to the effect that, and you shall be reasonably satisfied that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be.

                  (ii) To the knowledge of such officer, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

                  (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (A) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act and (B) the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any material obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any material change in the capital stock or outstanding indebtedness of the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company that has been sustained or will have been sustained has a Material Adverse Effect.

         (j) LOCK-UP AGREEMENTS FROM CERTAIN STOCKHOLDERS OF THE COMPANY. The Company shall have obtained and delivered the Lock-up Agreements to you.

         (k) STOCK EXCHANGE LISTING. The Shares shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

         (l) COMPLIANCE WITH PROSPECTUS DELIVERY REQUIREMENTS. The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of Prospectuses.

         (m) ADDITIONAL DOCUMENTS. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses),
Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

         SECTION 5. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred by or on behalf of the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey," an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters' participation in the offering and distribution of the Common Shares (PROVIDED, HOWEVER, that the reasonable legal fees and expenses of counsel for the Underwriters that the Company shall be required to pay for pursuant to this clause (vii) and the foregoing clause (vi) shall not exceed $10,000 in the aggregate), (viii) the fees and expenses associated with listing the Shares on the Nasdaq National Market, (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "road show," and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this

Section 5 or Section 6 or 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 4, 7 or 9, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

         SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

         (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company, including slides, videos, films and tape recordings, used in connection with the marketing of the Shares, including statements communicated to securities analysts employed by the Underwriters, PROVIDED that the Company authorizes in writing the use of any such audio or visual materials or of such written information or of such statements in connection with the marketing of the Shares, or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii),
(iii), (iv) or (v) above, PROVIDED that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) INDEMNIFICATION OF THE COMPANY AND ITS DIRECTORS AND OFFICERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) INFORMATION PROVIDED BY THE UNDERWRITERS. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, the second paragraph and the paragraph entitled "Stabilization" under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

         (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Robertson Stephens in the case of Section 7(b) and Section
8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (e) SETTLEMENTS. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (f) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such party on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (g) TIMING OF ANY PAYMENTS OF INDEMNIFICATION. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than 45 days of invoice to the indemnifying party.

         (h) SURVIVAL. The indemnity and contribution agreements contained in this Section 7 and the representation and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         (i) ACKNOWLEDGEMENTS OF PARTIES. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

         SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the numbers of Firm Shares set forth opposite their respective names on SCHEDULE A bear to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than each defaulting Underwriter) to any other party except that the provisions of Section 5, and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 9. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by the Representatives by notice given to the Company if (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured or (b) in the case of any of the events specified in the preceding clauses (i) through (v), such event singly or together with any other event, makes it, in your judgment, impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of (x) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (y) any Underwriter to the Company or any person controlling the Company or (z) any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

         SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

         SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives: FleetBoston Robertson Stephens Inc.
                           555 California Street
                           San Francisco, California  94104
                           Facsimile:  415 676 2696
                           Attention:  General Counsel

If to the Company:         Cubist Pharmaceuticals, Inc.
                           24 Emily Street
                           Cambridge, Massachusetts  02139
                           Facsimile:  617.576.0232
                           Attention:  Scott M. Rocklage, President

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 14. GOVERNING LAW PROVISIONS.

         (a) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

         (b) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America or the courts of the Commonwealth of Massachusetts, in each case located in the City of Boston (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a Boston office at Boston, Massachusetts, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City of Boston.

         SECTION 15. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

         [The remainder of this page has been intentionally left blank.]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,

                                       CUBIST PHARMACEUTICALS, INC.

                                       By:
                                          --------------------------------------
                                          Chairman of the Board, Chief Executive
                                            Officer and President

The foregoing Underwriting Agreement
is hereby confirmed and accepted by the
Representatives as of the date first above written.

FLEETBOSTON ROBERTSON STEPHENS INC. AND
  FLEETBOSTON ROBERTSON STEPHENS INTERNATIONAL LIMITED
PACIFIC GROWTH EQUITIES, INC.
CHASE SECURITIES INC.
ING BARINGS LLC
LAZARD FRERES & CO. LLC

On their behalf and on behalf of each of the several underwriters named in SCHEDULE A hereto.

By FLEETBOSTON ROBERTSON STEPHENS INC.


By:
   -------------------------------
   Mitch Whiteford

                                   SCHEDULE A

                                                                     Number of
                                                                 Firm Common Shares
Underwriters                                                      To Be Purchased
------------                                                      ---------------
FleetBoston Robertson Stephens Inc. and
  FleetBoston Robertson Stephens International Limited....
Pacific Growth Equities, Inc..............................
Chase Securities Inc......................................
ING Barings LLC...........................................
Lazard Freres & Co. LLC and Lazard Capital Markets........

         Total............................................           2,500,000
                                                                     =========










                                     S-A:.2

                                    EXHIBIT A

                                LOCK-UP AGREEMENT

FLEETBOSTON ROBERTSON STEPHENS INC.
PACIFIC GROWTH EQUITIES, INC.
CHASE SECURITIES INC.
ING BARINGS LLC
LAZARD FRERES & CO. LLC
   As Representatives of the several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California  94104

Ladies and Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to dispositions of Common Shares acquired on the open market, (iv) with respect to sales or purchases of Common Stock acquired on the open market or (v) with the prior written consent of FleetBoston Robertson Stephens Inc., for a period commencing on the date hereof and continuing to a date 180 days after the date of the final prospectus for the Offering (the "Lock-up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any

                                     A-1:.2
right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Dated:
      ---------------------------

                                       ------------------------------------
                                       Printed Name of Holder


                                       By:
                                           --------------------------------
                                                Signature


                                       ------------------------------------
                                       Printed Name of Person Signing
                                       (and indicate capacity of person
                                       signing if signing as custodian,
                                       trustee, or on behalf of an entity)


                                     A-2:.2

                                    EXHIBIT B

             MATTERS TO BE COVERED IN THE OPINION OF COMPANY COUNSEL

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         (3) The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts.

         (4) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of December 31, 1999. The issued shares of capital stock of the Company outstanding immediately prior to the issuance of the Shares have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, were not issued in violation of or subject to any preemptive right arising under the certificate of incorporation or Delaware General Corporation Law, co-sale right, right of first refusal or other similar right, other than as were duly waived.

         (5) The Firm Shares or the Option Shares, as the case may be, have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and to such counsel's knowledge will not have been issued in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right.

         (6) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Firm Shares or the Option Shares, as the case may be, to the Underwriters.

         (7) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law or public policy and except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, marshaling or other laws, rules of law, or regulations affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' rights).

         (8) The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.


                                     B-1:.2

         (9) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act.

         (10) The form of certificate evidencing the Common Shares and filed as an exhibit to the Registration Statement complies with Delaware law.

         (11) The description in the Registration Statement and the Prospectus of the charter and by-laws of the Company and of statutes are accurate in all material respects and fairly present the information required to be presented by the Securities Act.

         (12) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or by-laws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any material bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any Federal or Massachusetts court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations.

         (13) No consent, approval, authorization or order of or qualification with any Federal or Massachusetts court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations, is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as (i) have been obtained under the Securities Act, (ii) may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, and (iii) may be required by the NASD.

         (14) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act, other than those described therein.

         (15) The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (16) Each document filed pursuant to the Exchange Act (other than the financial statements included therein, as to which no opinion need be rendered) and incorporated or

                                     B-2:.2
deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

         In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, counsel for the Underwriters and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                     B-3:.2

                                    EXHIBIT C

                    MATTERS TO BE COVERED IN THE OPINIONS OF
                         PATENT COUNSEL FOR THE COMPANY

         (1) The statements in the Registration Statement and the Prospectus under the captions "Risk Factors--Our success depends on our ability to protect our proprietary rights" and "Business--Patents and Proprietary Technology," insofar as such statements constitute a summary of matters of law, are accurate in all material respects.

         (2) To such counsel's knowledge, except for proceedings of the Patent and Trademark Office (which, to such counsel's knowledge, do not include any interference proceedings), (a) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company and (b) no such proceedings are threatened or contemplated by governmental authorities or others.

         (3) To such counsel's knowledge, there are no material contracts or other material documents relating to the Company's patents, patent applications, trade secrets, trademarks, trademark applications, service marks or other proprietary information or materials, other than those filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus, that are not filed or described therein as required.

         (4) To such counsel's knowledge, (a) the Company has not received any notice of infringement or of conflict with rights or claims of others with respect to any patents, trade secrets, trademarks, service marks, or other proprietary information or materials of others that would result in any Material Adverse Effect and (b) there are no infringements by others of the Company's patents, trade secrets, trademarks, service marks, or other proprietary information or materials that in such counsel's judgement could affect materially the use thereof by the Company, and no claim or claims in any patent application owned or licensed to the Company would be infringed by the activities of others if such claim or claims were issued. Except as described in the Prospectus, such counsel is not aware of any patent applications of others that, if issued in the form available to us, would be validly issued and infringed by the activities of the Company, as described in the Prospectus, to have a material adverse affect on the Company. Such counsel is not aware of any valid patents of others that are infringed by specific products or processes referred to in the Prospectus in such a manner as to materially and adversely affect the Company.

         (5) Such counsel has no knowledge of any facts that would preclude the Company from having valid license rights or clear title to the patents identified in such opinion. Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Prospectus, except as described in the Prospectus. Such counsel is unaware of any facts that form a basis for a finding of unenforceability or invalidity of any of the Company's patents or other material intangible property and assets.


                                     C-1:.2

         (6) Such counsel is not aware of any material fact with respect to the patent applications of the Company identified in such opinion that would (a) preclude the issuance of patents with respect to such applications or (b) lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.


                                     C-2:.2

                                    EXHIBIT D

          MATTERS TO BE COVERED IN THE OPINION OF UNDERWRITERS' COUNSEL

         (1) The Firm Shares or the Option Shares, as the case may be, have been duly authorized and, upon issuance and delivery and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

         (2) The Registration Statement complied as to form in all material respects with the requirements of the Securities Act. The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order proceedings with respect thereto have been instituted or threatened or are pending under the Securities Act.

         (3) This Agreement has been duly authorized, executed and delivered by the Company.

         Such counsel shall state that such counsel has reviewed the opinions addressed to the Representatives pursuant to Sections 4(d) and (e) of this Agreement, each dated the date of such opinion, and furnished to the Underwriters in accordance with the provisions of this Agreement. Each of such opinions appears on its face to be appropriately responsive to the requirements of this Agreement.

         In addition, such counsel shall state that they participated in conferences with officials and other representatives of the Company, the Representatives, counsel for the Company and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements and other financial and statistical information derived therefrom, as to that such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                     D-1:.2